Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 O: 650.493.9300 F: 866.974.7329

February 23, 2026

ORIC Pharmaceuticals, Inc.

240 E. Grand Avenue, 2nd Floor

South San Francisco, CA 94080

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to ORIC Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the registration of the proposed offer and sale of up to $200,000,000 of shares (the “Shares”) of the Company’s common stock, $0.0001 par value, pursuant to the Company’s Registration Statement on Form S-3ASR (File No. 333-277829) filed on March 11, 2024 (the “Registration Statement”), including the prospectus dated March 11, 2024 included therein (the “Base Prospectus”) which became automatically effective upon filing with the Securities and Exchange Commission (the “Commission”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Shares.

The offering and sale of the Shares are being made pursuant to the Open Market Sale AgreementSM (the “Sales Agreement”), dated as of May 6, 2021, by and between the Company and Jefferies LLC.

We have examined copies of the Sales Agreement, the Registration Statement, the Base Prospectus and the prospectus supplement thereto related to the offering of the Shares, which prospectus supplement is dated as of February 23, 2026 and has been filed by the Company in accordance with Rule 424(b) promulgated under the Securities Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). We have also examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies, and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

In such examination, we have also examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (d) that the Shares will be sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus; and (e) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based on such examination, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and delivered by the Company against payment therefor in accordance with the terms of the Sales Agreement, will be validly issued, fully paid and nonassessable.

We express no opinion as to the laws of any other jurisdiction, other than the federal laws of the United States of America and the Delaware General Corporation Law.

ORIC Pharmaceuticals, Inc.

February 23, 2026

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K, filed on or about February 23, 2026, for incorporation by reference into the Prospectus Supplement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation